EXHIBIT 23.1







INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements Nos. 33-42222, 33-41542, 33-41543, 33-59187, 33-60901, 33-60591, 33-82474, 333-68399,
333-42394 and 333-95113 of Sierra Health Services, Inc. on Forms S-8 of our report dated February 13, 2001, except for Note 8, as to which the date is March 16, 2001, appearing in this Annual Report on Form 10-K of Sierra Health Services, Inc. for the year ended December 31, 2000.





Las Vegas, Nevada
March 27, 2001